EXHIBIT 10.8

EXECUTION COPY

ALLIANCE LAUNDRY HOLDINGS LLC

2003 EXECUTIVE UNIT AGREEMENT

THIS 2003 EXECUTIVE UNIT AGREEMENT (this “Agreement”) is made as of August 1, 2003, by and between Alliance Laundry Holdings LLC, a Delaware limited liability company (the “Company”) and Jeffrey Brothers (“Executive”). Any capitalized terms used but not defined herein shall have the meanings assigned to them in Section 5 hereof.

WHEREAS, Executive, together with other senior executive employees of the Company, is the owner of certain equity interests of the Company;

WHEREAS, in addition to those interests already owned by Executive, the Company desires that Executive purchase additional equity interests of the Company;

WHEREAS, the Board has, pursuant to that certain Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of the Company, authorized the creation of the Class M Units of the Company; and

WHEREAS, in consideration of Executive’s good and valuable service to the Company and as an incentive for Executive to continue to provide such good and valuable service to the Company, the Board desires that Executive (i) purchase 28.557 of the Company’s Class M Units (the “Class M Units”) at a price of $0.01 per Unit. and (ii) purchase 273.031 of the Company’s Class B Units (the “Class B Units” and together with the Class M Units, the “Executive Units”) at a price of $0.01 per Unit.

NOW, THEREFORE, in consideration for the premises contained herein and the mutual obligations of the parties hereto, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1. Purchase and Sale of Executive Units.

(a) Upon execution of this Agreement, Executive shall purchase, and the Company shall sell, 28.557 Class M Units at a price of $0.01 per unit and 273.031 Class B Units at a price of $0.01 per unit. The Company shall deliver to Executive proper written evidence indicating Executive’s ownership of such Class B Units and Class M Units, and Executive shall make a cash payment to the Company in an aggregate amount of $3.02.

(b) Within 30 days after Executive purchases any Executive Units from the Company, Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex A attached hereto.

2. Representations and Warranties; Acknowledgments.

(a) In connection with the purchase and sale of the Executive Units hereunder, Executive represents and warrants to the Company that:

(i) The Executive Units to be acquired by Executive pursuant to this Agreement shall be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Units shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii) Executive is an executive employee of the Company or one of its subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Units.

(iii) Executive is able to bear the economic risk of his or her investment in the Executive Units for an indefinite period of time because the Executive Units have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Units and has had full access to such other information concerning the Company as he or she has requested.

(v) The execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he or she is bound and upon the execution and delivery of this Agreement by the Company, this Agreement shall be the legal, valid and binding obligation of Executive, enforceable in accordance with its terms.

(vi) Executive is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any person or entity other than the Company.

(vii) Executive has consulted with independent legal counsel regarding his or her rights and obligations under this Agreement and he or she fully understands the terms and conditions contained herein.

(b) Acknowledgements.

(i) As an inducement to the Company to issue the Executive Units to Executive and as a condition thereto, Executive acknowledges and agrees that:

(A) neither the issuance of the Executive Units to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company or any of its subsidiaries or affect the right of the Company or any of its subsidiaries to terminate Executive’s employment at any time; and

(B) the Company shall not have any duty or obligation to disclose to Executive, and Executive shall not have the right to be advised of, any material information regarding the Company or its subsidiaries at any time prior to, upon or in connection with the repurchase of Executive Units upon the termination of Executive’s employment with the Company or any of its subsidiaries or as otherwise provided hereunder.

(ii) The Company and Executive acknowledge and agree that this Agreement has been executed and delivered, and the Executive Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and its subsidiaries and Executive.

3. Right to Purchase Executive Units Upon Termination of Employment.

(a) Repurchase Option. In the event that Executive is no longer employed by the Company or any of its subsidiaries for any reason (the date of such termination being referred to herein as the “Termination Date”), the Executive Units, whether held by Executive or one or more Permitted Transferees, will be subject to repurchase by the Company and the Investors pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”).

(b) Termination Other than for Cause or Voluntary Termination. If Executive is no longer employed by the Company or any of its subsidiaries as a result of Executive’s death or permanent disability (as determined by the Board in its good faith judgment) or Executive’s termination by the Company or any of its subsidiaries without Cause, then on or after the Termination Date, the Company may elect to purchase all or any portion of (1) the Vested Units at a price per Unit equal to the Fair Market Value thereof (x) as determined on the Termination Date, if the Repurchase Notice (as defined in paragraph (d) below) has been delivered within three months after the Termination Date, or (y) as determined as of a date determined by the Board within thirty (30) days prior to the delivery of the Repurchase Notice, if the Repurchase Notice is delivered after the third month following the Termination Date and (2) the Unvested Units at a price per unit equal to the lower of their Original Value or the Fair Market Value thereof determined as described in clause (1) above.

(c) Voluntary Termination or Termination for Cause. If Executive is no longer employed by the Company or any of its subsidiaries as a result of Executive’s termination for Cause or resignation, then on or after the Termination Date, the Company may elect to purchase all or any portion of the Executive Units at a price per Unit equal to the lower of the Original Value thereof or the Fair Market Value thereof determined as described in clause (b)(1) above; provided, however, that if Executive resigns on or after the fifth anniversary of the date hereof, then on or after such Termination Date, the Company may elect to purchase all or any portion of the Executive Units at a price per unit equal to the Fair Market Value thereof determined as described in clause 3(b)(1) above.

(d) Repurchase Procedures. The Company may elect to exercise the right to purchase all or any portion of the Executive Units pursuant to the Repurchase Option by delivering written notice (the “Repurchase Notice”) to the holder or holders of Executive Units within 180 days after Executive’s Termination Date. The Repurchase Notice will set forth the number of Executive Units to be acquired from such holder(s), the aggregate consideration to be paid for such Units and the time and place for the closing of the transaction. The Company may elect to purchase all or any portion of the Unvested Units without or before purchasing any Vested Units. If any of the Executive Units are held by Permitted Transferees of Executive, the Company shall purchase the units elected to be purchased from such holder(s) of Executive Units pro rata according to the number of Executive Units held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest unit). If both Unvested Units and Vested Units are to be purchased by the Company and Executive Units are held by Permitted Transferees of Executive, the number of Unvested Units and Vested Units to be purchased will be allocated among such holders pro rata according to the total number of Executive Units to be purchased from such person.

(e) Investor’s Rights.

(i) If for any reason the Company does not elect to purchase all of the Executive Units pursuant to the Repurchase Option prior to the 180th day following the Termination Date, the Investors will be entitled to exercise the Repurchase Option, in the manner set forth in this Section 3, for the Executive Units the Company has not elected to purchase (the “Available Units”). As soon as practicable, but in any event within thirty (30) days after the Company determines that there will be any Available Units, the Company will deliver written notice (the “Option Notice”) to the Investors setting forth the number of Available Units and the price for each Available Unit.

(ii) Each of the Investors will initially be permitted to purchase up to its pro rata share (based upon the number of Class L Units and Class A Units then held by such Investors) of any class of the Available Units by delivering written notice to the Company within twenty (20) days after receipt of the Option Notice from the Company (such 20-day period being referred to herein as the “Investor Election Period”).

(iii) As soon as practicable, but in any event within five (5) days after the expiration of the Investor Election Period, the Company will, if necessary, notify the Investors electing to purchase Available Units of any Available Units which Investors have not elected to purchase and each of the electing Investors will be entitled to purchase any number of the remaining Available Units (the “Second Option Notice”); provided, that if in the aggregate such Investors elect to purchase more than the remaining Available Units, such remaining Available Units of a particular class purchased by each such Investor will be reduced on a pro rata basis based upon the number of Class L Units and Class A Units then held by such Investors. Each Investor may elect to purchase any of the remaining Available Units available to such Investor by delivering written notice to the Company within five (5) days after the delivery of the Second Option Notice (such 5-day period being referred to herein as the “Second Period”).

(iv) As soon as practicable, but in any event within five (5) business days after the expiration of the Investor Election Period or the Second Period (if any), the Company will, if necessary, notify the holder(s) of Executive Units as to the number of Executive Units being purchased from the holder(s) by the Investors (the “Supplemental Repurchase Notice”). The Supplemental Repurchase Notice will set forth the number of Executive Units the Company and each Investor will acquire from such holder(s), the aggregate consideration to be paid for such units and the time and place of the closing of the transaction.

(f) Closing. The closing of the transactions contemplated by this Section 3 will take place on the date designated by the Company in the Repurchase Notice or the Supplemental Repurchase Notice, as the case may be, which date will not be more than ninety (90) days after the delivery of such notice. The Company and/or the Investors, as the case may be, will pay for the Executive Units to be purchased pursuant to the Repurchase Option by delivery of, in the case of each Investor, a check payable to the holder of Executive Units, and in the case of the Company (i) a check payable to the holder of such Executive Units, (ii) a note or notes payable in three equal annual installments beginning on the first anniversary of the Termination Date and bearing interest (payable quarterly) at a rate per annum equal to 8% or (iii) both (i) and (ii) in the aggregate amount of the purchase price for such units. Any notes issued by the Company pursuant to this paragraph (f) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. The Company and/or the Investors, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Executive Units, including but not limited to the representation that such seller has good and marketable title to the Executive Units to be transferred free and clear of all liens, claims and other encumbrances.

(g) Termination of Repurchase Right. The rights of the Company and the Investors to repurchase Executive Units pursuant to this Section 3 shall terminate upon a Sale of the Company.

4. Restrictions on Transfer. The parties hereby agree that the Executive Units will be subject to all of the restrictions and other terms and conditions set forth in the Securityholders Agreement.

5. Definitions.

“Board” shall have the meaning assigned to it in the Operating Agreement.

“Cause” means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct tending to bring the Company or any of subsidiaries into public disgrace or disrepute, (iii) failure to accept and cooperate with lawful actions and initiatives assigned to the Executive by the board of managers of the Company or any of its subsidiaries or the Company’s CEO, (iv) gross negligence or willful misconduct with respect to Alliance or any of its Subsidiaries, (v) any breach of this Agreement or (vi) Executive or any member of his family shall engage in any Restricted Activity, without the prior written approval of the Board.

“Common Units” shall have the meaning assigned to it in the Operating Agreement and includes any equity securities issued or issuable directly or indirectly with respect to such Common Units by way of any dividend or split or exchange or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization.

“Executive Units” means collectively the Class B Units and the Class M Units. Such Units shall continue to be Executive Units in the hands of any holder other than Executive (except for the Company, the Investors and transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Units shall succeed to all rights and obligations attributable to Executive as a holder of Executive Units hereunder. Executive Units shall include both vested and unvested Executive Units and shall include interests in the Company issued with respect to Executive Units by way of any recapitalization.

“Fair Market Value” of each Executive Unit means the average of the closing prices of the sale of any such Unit on all stock exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day, and with respect to any Unit which is not, as of the date of determination, listed on any stock exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value thereof shall be the amount which each such Unit would receive upon a complete liquidation of the Company following a sale of the Company at its market value as determined in good faith by the Board and Executive. If the Board and Executive are unable to agree upon such market value, it shall be determined in good faith by a nationally recognized investment banking institution selected by the Board, who will consider in such determination, among other things, (i) the Company’s EBITDA (as defined in the Company’s senior debt financing) for the previous twelve months, (ii) EBITDA multiples paid in recent acquisitions of comparable companies and (iii) current trends in the industry and the Company’s performance.

“Investors” means the persons listed on Schedule A hereto.

“Original Value” means $0.01 for each Class B Unit and $0.01 for each Class M Unit.

“Operating Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 5, 1998, as the same has been shall be amended in accordance with its terms.

“Other Investors” means the Members (as defined in the Operating Agreement) of the Surviving Entity, as of May 5, 1998, other than Bain/RCL, L.L.C. and Raytheon Company.

“Permitted Transferee” shall have the meaning assigned to it in the Securityholders Agreement.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

“Restricted Activity” shall mean directly or indirectly owning any interest in, managing, controlling, participating in, consulting with, rendering services for, or in any manner engaging in any business with any customer, supplier, competitor or other person having a business relation with the Company or any of its subsidiaries; provided however that the term “Restricted Activity” shall not include passive ownership of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of that corporation.

“Sale of the Company” means (i) any sale of all or substantially all (as defined in the Model Business Corporation Act) of the assets of the Company and its Subsidiaries on a consolidated basis in one transaction or series of related transactions, (ii) any sale of all or substantially all of the Common Units in one transaction or series of related transactions, excluding any sales of Common Units in a Public Sale or (iii) a merger or consolidation which accomplishes one of the foregoing; provided that the transactions contemplated by the Merger Agreement do not constitute a Sale of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securityholders Agreement” means that certain Securityholders Agreement dated the date hereof to be entered into by and among the Surviving Entity and its members.

“Transfer” shall have the meaning assigned to it in the Securityholders Agreement.

“Units” means collectively the Class L Units, the Class M Units, the Class A Units, the Class B Units and the Class C Units.

“Unvested Units” means any Executive Units which are not Vested Units.

“Vested Units” means any Executive Units which have become vested on a monthly basis in accordance with the following schedule, if as of each such date Executive is employed by the Company or any of its subsidiaries:

Date	Cumulative Percentage of Executive Units Vested

December 31, 2003	20%

December 31, 2004	40%

December 31, 2005	60%

December 31, 2006	80%

December 31, 2007	100%

provided, that upon the occurrence of a Sale of the Company, so long as Executive is employed by the Company or one of its subsidiaries as of the date on which such Sale of the Company is consummated, all Executive Units which have not yet become vested shall immediately become vested.

6. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Investors at the addresses indicated in the Company’s records and to the other recipients at the address indicated below:

Notices to Executive:

Jeffrey Brothers

1614 River Mill Road

Oshkosh, WI 54901

Notices to the Company:

Alliance Laundry Holdings LLC

c/o Bain Capital Partners LLC

111 Huntington Ave.

Boston, MA 02199

Attn:    Edward Conard

    Stephen Zide

    Ted Berk

with a copy to:

Kirkland & Ellis LLP

200 E. Randolph Dr.

Chicago, IL 60601

Attn:    Matthew E. Steinmetz, P.C.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

7. General Provisions.

(a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Units in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Units as the owner of such membership Units for any purpose.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Notwithstanding the foregoing, this Agreement does not supersede and preempt that certain IRA and Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between Executive and the Company.

(d) Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns (including subsequent holders of Executive Units); provided, that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Units hereunder.

(f) Choice of Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its unitholders. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(g) Remedies. Each of the parties to this Agreement (including the Investors) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive. The provisions of Section 3 may be amended and waived only with the prior written consent of the Investors owning 60% of the Units on a fully- diluted basis held by all Investors.

(i) Third Party Beneficiaries. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement. This Agreement will inure to the benefit of and be enforceable by the Investors and their respective successors and assigns.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

ALLIANCE LAUNDRY HOLDINGS LLC

By:	/s/ Thomas F. L’Esperance
Name:
Its:

EXECUTIVE

/s/ Jeffrey Brothers